UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 19, 2013

POLYPORE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32266	43-2049334
(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350,
Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

(704) 587-8409

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On December 19, 2013, Polypore International, Inc. completed the sale of its Microporous business to Seven Mile Capital Partners pursuant to a Stock Purchase Agreement, dated as of September 27, 2013, by and among Daramic Acquisition Corp., Polypore BV, Polypore International, Inc. (solely for purposes of Section 11.18 thereunder), Seven Mile Capital Partners Top, Inc. and SASR Zweiundfünfzigste Beteiligungsverwaltung GmbH.  The purchase price was $120 million in cash, subject to customary working capital adjustments.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

2.1

Stock Purchase Agreement, dated as of September 27, 2013, by and among Daramic Acquisition Corp., Polypore BV, Polypore International, Inc. (solely for purposes of Section 11.18 thereunder), Seven Mile Capital Partners Top, Inc. and SASR Zweiundfünfzigste Beteiligungsverwaltung GmbH (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on October 1, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC.
(Registrant)

Date: December 20, 2013	By:	/s/ Lynn Amos
Lynn Amos
Chief Financial Officer